EXHIBIT 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DSG International Limited (the “Company”) on Form 20-F for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brandon Wang, Chairman and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. ☐1350, as adopted pursuant to ☐906 of the Sarbanes-Oxley Act of 2002, that: to the best of my knowledge the Annual Report of the Company on Form 20-F for the period ended December 31, 2004 fully complied with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

/s/ BRANDON WANG
Brandon Wang